Exhibit 10.1

EXECUTED VERSION

TENTH AMENDMENT OF LEASE
THIS TENTH AMENDMENT OF LEASE (this "Amendment") is dated as of the 31st day of March, 2026, by and between 731 OFFICE ONE LLC ("Landlord"), a Delaware limited liability company, having an office c/o Alexander's Inc., 888 Seventh Avenue, New York, New York 10019, and BLOOMBERG L.P. ("Tenant"), a Delaware limited partnership, having an office at 731 Lexington Avenue, New York, New York 10022.
W I T N E S S E T H :
WHEREAS, pursuant to an Agreement of Lease, dated as of April 30, 2001, between Seven Thirty One Limited Partnership, as landlord, and Tenant, as tenant (the "Original Lease"), as amended by (i) a letter agreement, dated December 20, 2001, between Seven Thirty One Limited Partnership and Tenant, (ii) a letter agreement, dated January 30, 2002, between Seven Thirty One Limited Partnership and Tenant, (iii) a First Amendment of Lease, dated April 19, 2002, between Seven Thirty One Limited Partnership and Tenant (the "First Amendment"), (iv) a letter agreement, dated July 3, 2002, between Seven Thirty One Limited Partnership and Tenant, (v) a letter agreement, dated September 30, 2002, between 731 Commercial LLC (successor-in-interest to Seven Thirty One Limited Partnership) and Tenant, (vi) a letter agreement, dated February 5, 2003, between 731 Commercial LLC and Tenant, (vii) a letter agreement, dated March 14, 2003, between 731 Commercial LLC and Tenant, (viii) a letter agreement, dated April 14, 2003, between 731 Commercial LLC and Tenant, (ix) a letter agreement, dated May 22, 2003, between 731 Commercial LLC and Tenant, (x) a letter agreement, dated November 4, 2003, between 731 Commercial LLC and Tenant, (xi) a letter agreement, dated November 14, 2003, between 731 Commercial LLC and Tenant, (xii) a letter agreement, dated September 29, 2004, between Landlord (successor-in-interest to 731 Commercial LLC) and Tenant, (xiii) two (2) letter agreements, dated February 7, 2005, between Landlord and Tenant, (xiv) a letter agreement, dated March 8, 2005, between Landlord and Tenant, (xv) a letter agreement, dated December 31, 2009, between Landlord and Tenant, (xvi) a Second Amendment of Lease, dated as of January 12, 2016, between Landlord and Tenant, (xvii) a Third Amendment of Lease, dated as of April 20, 2016, between Landlord and Tenant, (xviii) a letter agreement, dated as of November 21, 2018, between Landlord and Tenant, (xix) a Fourth Amendment of Lease, dated as of June 28, 2019, between Landlord and Tenant, (xx) a Fifth Amendment of Lease, dated as of December 17, 2021, between Landlord and Tenant, (xxi) a Sixth Amendment of Lease, dated as of March 29, 2022, between Landlord and Tenant, (xxii) a Seventh Amendment of Lease, dated as of July 19, 2022, between Landlord and Tenant, (xxiii) an Eighth Amendment of Lease, dated as of July 21, 2023, between Landlord and Tenant, and (xxiv) a Ninth Amendment of Lease, dated as of May 3, 2024 (the "Ninth Amendment") between Landlord and Tenant, Landlord did demise and let unto Tenant, and Tenant did hire and take from Landlord, certain space in the building that is known by the street address of 731 Lexington Avenue, New York, New York, on the terms and subject to the conditions set forth therein (the amendments described in the foregoing clauses (i) through (xxiv), being referred to herein as the "Prior Amendments"; the

Original Lease, as amended by the Prior Amendments, being referred to herein as the "Existing Lease"; and the Existing Lease, as amended by this Amendment, being referred to herein as the "Amended Lease"); and
WHEREAS, Landlord and Tenant desire to amend the Existing Lease as provided herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Landlord and Tenant hereby agree as follows:
1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Lease.
2.Additional Free Rent. Tenant shall be entitled to a reduction in Fixed Rent in the aggregate amount of Fifty-Six Million Eight Hundred Eight Thousand Nine Hundred Dollars and 00/100 Cents ($56,808,900.00) which reduction shall be given to Tenant by reducing the monthly installments of Fixed Rent as follows: (i) the monthly installments of Fixed Rent due for the period commencing on April 1, 2026 through November 30, 2026 shall each be reduced by an amount equal to Six Million Six Hundred Thirty-Two Thousand Fifty-One Dollars and 04/100 Cents ($6,632,051.04) and (ii) the monthly installment of Fixed Rent due on December 1, 2026 shall be reduced by an amount equal to Three Million Seven Hundred Fifty-Two Thousand Four Hundred Ninety-One Dollars and 68/100 Cents ($3,752,491.68).
3.Tenant Fund.
    Section 6(A) of the Ninth Amendment is hereby modified and amended as follows:
(A)In the second (2nd) and third (3rd) lines thereof, the amount of "One Hundred Thirteen Million Six Hundred Seventeen Thousand Eight Hundred Dollars and 00/100 Cents ($113,617,800.00)" is deleted and the amount of "Fifty-Six Million Eight Hundred Eight Thousand Nine Hundred Dollars and 00/100 Cents ($56,808,900.00)" shall be inserted in lieu thereof.
(B)The language in the fifth (5th), sixth (6th), seventh (7th) and eighth (8th) lines thereof commencing with ", except that Tenant shall be" and ending with "set forth in this Section 6" is deleted, to the effect that Tenant shall not be entitled to any disbursements of the Tenant Fund prior to the Extended Term Commencement Date.
(C)In the twentieth (20th) and twenty-first (21st) lines thereof, the amount "One Hundred Twenty and 00/100 Dollars ($120.00)" is deleted and the amount of "Sixty and 00/100 Dollars ($60.00)" is inserted in lieu thereof.
4.Broker. Each party represents and warrants to the other that it has not dealt with any broker or other Person in connection with this Amendment other than CBRE Inc. and Vornado Office Management LLC (collectively, "Brokers"). The execution and delivery of this

Amendment by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (excluding Brokers) who claims to have dealt with Tenant in connection with this Amendment and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any Person who claims to have dealt with Landlord in connection with this Amendment (including, without limitation, Brokers) and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Section 4 shall survive the expiration or termination of the Amended Lease.
5.Required Consents.
(A)Landlord represents, warrants and confirms to Tenant that Landlord has obtained all required consents to the parties' execution and delivery of this Amendment from the existing Mortgagee and Board of Managers, and that the existing Mortgagee as of the date hereof is Wilmington Trust, National Association, as trustee, for the benefit of the holders of DBCG 2017-BBG Mortgage Trust Commercial Mortgage Pass-Through Certificates.
(B)Landlord and Tenant acknowledge and agree that, on or prior to the date hereof, Landlord delivered to Tenant an amendment to the Nondisturbance Agreement from the existing Mortgagee, in each case that accounts for this Amendment.
4.Amended Lease. All references to "Lease", "herein", "hereof", or words of similar import in the Existing Lease, shall hereafter refer to the Amended Lease.

5.Reaffirmation. Landlord and Tenant each hereby acknowledge that the Existing Lease, as amended by this Amendment, remains in full force and effect.

6.Successors and Assigns. The Existing Lease, as modified by this Amendment, shall bind and inure to the benefit of the parties hereto and their successors and permitted assigns.

7.Counterparts. This Amendment may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement, and by exchange of electronic "PDF" signatures, by DocuSign or similar application, or by other electronic means, which shall (i) have the same effect as original signatures, (ii) constitute valid execution of this Amendment, and (iii) be binding upon such party as though it had physically delivered a paper counterpart bearing its original, "wet ink" signature; and each party hereby waives any claims or defenses to the contrary.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Amendment as of the day and year first above written.
731 OFFICE ONE LLC, Landlord

                    By:      Vornado Management Corp., as managing agent

By:	/s/ Thomas J. Sanelli
Name: Thomas J. Sanelli
Title: Executive Vice President - Finance

BLOOMBERG L.P., Tenant
By:    Bloomberg Inc., its general partner

By:	/s/ Peter M. Smith
Name: Peter M. Smith
Title: Head of Global Real Estate